SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) July 1, 1999
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                            IPSWICH BANCSHARES, INC.
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               (Exact Name of Registrant as Specified in Charter)

     Massachusetts              Requested upon filing           04-3459169
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(State or other jurisdic-           (Commission               (IRS Employer
 tion of incorporation)             File Number)          Identification Number)



                 23 Market Street, Ipswich, Massachusetts 01938
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               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code (978) 356-7777
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                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events.

         On July 1, 1999, the Registrant completed the acquisition of Ipswich Savings Bank (the "Bank") in accordance with a Plan of Reorganization and Acquisition dated as of February 17, 1999 pursuant to which the Bank became a wholly owned subsidiary of the Registrant, a corporation formed by the Bank for the purpose of becoming the holding company of the Bank. Under the terms of the Plan of Reorganization and Acquisition, each outstanding share of the common stock, $.10 par value per share, of the Bank ("Bank Common Stock") was converted into one share of the common stock, $.10 par value per share, of the Registrant ("Registrant Common Stock") and the former holders of all of the outstanding shares of Bank Common Stock became the holders of all the outstanding shares of Registrant Common Stock. The Registrant has thereby become the successor issuer to the Bank.

Description of Capital Stock

         Dividend Rights. Holders of the Common Stock are entitled to receive and share equally in dividends when and as declared by the Board of Directors of the Registrant.

         Voting Rights. Holders of the Common Stock are entitled to one vote per share on all matters subject to stockholder approval, including the election of directors. The Articles of Organization of the Registrant (the "Articles") do not provide for cumulative voting in connection with the election of directors and therefore holders of a majority of the Common Stock voting will be able to elect all of the directors eligible for election in each year, subject to the rights of any preferred stock that may be issued. The By-Laws of the Registrant provide that, subject to the rights of the preferred stock, if and when issued, the number of directors shall be fixed by the Board of Directors unless at the time there is an Interested Stockholder (as defined in the Articles) in which case a majority vote of the Continuing Directors (as defined in the Articles) then in office is also required. Each director will serve for a term of three years, with approximately one-third of the directors being elected annually on a staggered basis.

         Pre-emptive Rights. Holders of the Common Stock have no pre-emptive rights as to the purchase of any shares issued in the future. Therefore, the Board of Directors may issue shares of capital stock without first offering them to the then existing stockholders of the Registrant.

         Assessability.  The Common Stock will be non-assessable.

         Preferred Stock. The Board of Directors of the Registrant is authorized to provide for the issuance of one or more classes of preferred stock, to divide any authorized class of preferred stock into one or more series and to fix the voting powers, designations, preferences or other special rights of the shares of each such series and the qualifications, limitations and restrictions thereon. Such preferred stock may rank prior to the Common Stock as to dividend rights, liquidation preferences, or both, may have full or limited voting rights, and may be convertible into shares of Common Stock.

         Approval of Certain Business Combinations. The Articles of the Registrant contain a so-called "fair price" provision pursuant to which any Business Combination (as defined in the Articles) involving an Interested
Stockholder  would require  stockholder  approval by the affirmative  vote of 66
2/3% of the outstanding shares of the Registrant entitled to vote. The fair price provision provides that the 66 2/3% stockholder vote is not required if the Business Combination is approved by a majority of the Continuing Directors then in office or if certain procedures and price requirements are met.


Item 7.  Financial Statements, Pro Forma Financial Statements and Exhibits.

         (a)      Financial Statements of Businesses Acquired.

                  Not Applicable.

         (b)      Pro Forma Financial Information.

                  Not Applicable.

         (c)      Exhibits.

                  (2) Plan of Reorganization and Acquisition dated as of February 17, 1999.

                  (99)     Press release dated July 1, 1999.

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                        IPSWICH BANCSHARES, INC.


                                                        By: /s/ Francis Kenney
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                                                               Francis Kenney
                                                               Treasurer

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